Exhibit (10)(iii)17)
                                     FORM OF


                               SECOND AMENDMENT TO


                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION


                      EXECUTIVE DEFERRED COMPENSATION PLAN


     WHEREAS,   Central  Hudson  Gas  &  Electric  Corporation  (the  "Company")
established, effective March 1, 1992, its Executive Deferred Compensation Plan (the "Plan"), and amended the Plan effective December 17, 1993; and

     WHEREAS, the Company now desires to further amend the Plan to protect benefits thereunder in the event of a Change of Control of the Company;

     NOW, THEREFORE, the Company hereby amends the Plan as set forth below, effective as of December 1, 1998.

     1. Article I of the Plan is hereby amended by inserting a new Section 1.07 at the end thereof, reading in its entirety as follows:

          1.07 "Change of Control" shall mean:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of
     Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 1.07; or

          (b) Individuals who, as of December 1, 1998, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Busiess Combination; or

          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     2. Article II of the Plan is hereby amended by adding a new Section 2.05 at the end thereof, reading in its entirety as follows:

          2.05 Change of Control Vesting. Notwithstanding anything herein to the contrary, upon a Change of Control, all Participants in the Plan who have not then reached age 60 and 10 years of service with the Company shall be vested in the benefits described in Section 2.01 (and, thereupon, shall be eligible to receive such benefits on retirement) as if they had reached age 60 and had 10 years of service with the Company as of the date of the Change of Control.

     3. Article 3.06 is hereby amended by adding the following at the end thereof:

          Notwithstanding the foregoing: (i) any termination of employment that gives rise to a right, on the part of a Participant, to severance pay or benefits under a

     Change-of-Control Employment Agreement between the Company and the Participant shall be treated as a retirement rather than a resignation by the Participant or termination of the Participant by the Company; and (ii) clause c. of the preceding sentence shall be inapplicable after a Change of Control.

          The Plan is in all other respects ratified and confirmed without amendment.


          Pursuant to authorization of the Board of Directors of the Company granted on October 23, 1998, I have executed this Second Amendment this 1st day  of December, 1998.




                                            /s/ Paul J. Ganci
                                   _________________________________________
                                                Paul J. Ganci
                                                President and
                                            Chief Executive Officer